Exhibit 10.2

Execution Version

T1 ENERGY INC.

AMENDMENT NO. 3 TO THE

CONVERTIBLE SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 3 TO THE CONVERTIBLE SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of August 13, 2025, by and among T1 Energy Inc., a Delaware corporation (the “Company”), and the Purchasers listed on the signature pages hereto (collectively, the “Parties”).

WHEREAS, the Company and the Purchasers are parties to that certain Convertible Series A Preferred Stock Purchase Agreement, dated as of November 6, 2024, as amended on March 21, 2025 and April 29, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Preferred Stock Purchase Agreement”), pursuant to which the Company has agreed to issue, and the Purchasers have agreed to purchase, Series A Preferred Stock;

WHEREAS, pursuant to Section 9.11 of the Preferred Stock Purchase Agreement, the Preferred Stock Purchase Agreement may be amended with the written instrument executed by or on behalf of the Company and the Purchasers; and

NOW, THEREFORE, in consideration of the foregoing and the promises and conditions contained herein, the Parties hereby agree as follows:

1. Definitions. Unless otherwise indicated herein, words and terms which are defined in the Preferred Stock Purchase Agreement shall have the same meaning where used herein (including the Recitals above).

2. Amendments of Section 1 and Exhibit C of the Preferred Stock Purchase Agreement. The Parties agree that:

(a) The definition of “Second Tranche Closing Date” in Section 1 of the Preferred Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

““Second Tranche Closing Date” means the date of issuance of the Second Tranche, being 10 Business Days following the date the Company notifies the Purchasers of its decision to exercise the Second Tranche Option.”

(b) The definition of “Second Tranche Closing Date” in Section 3(oo) of Exhibit C of the Preferred Stock Purchase Agreement (Form of Certificate of Designation of Series A Convertible Preferred Stock) is hereby amended and restated in its entirety as follows:

““Second Tranche Closing Date” means the date of issuance of the Second Tranche, being 10 Business Days following the date the Corporation notifies the Purchasers of its decision to exercise the Second Tranche Option.”

(c) The definition of “Conversion Price” in Section 3(j) of Exhibit C of the Preferred Stock Purchase Agreement (Form of Certificate of Designation of Series A Convertible Preferred Stock) is hereby amended and restated in its entirety as follows:

““Conversion Price” means (x) with respect to the First Tranche, $1.70 per share of Common Stock; and (y) with respect to the Second Tranche, (i) if the 10-Day VWAP of the Common Stock immediately prior to the Conversion Date is $2.50 or more per share, then the Conversion Price shall be $1.90 per share of Common Stock and (ii) if the 10-Day VWAP of the Common Stock immediately prior to the Conversion Date is less than $2.50 per share, the Conversion price shall be $1.70 per share of Common Stock.”

(d) The definition of “TUM 2” in Section 1 of the Preferred Stock Purchase Agreement and Section 3(yy) of Exhibit C thereto (Form of Certificate of Designation of Series A Convertible Preferred Stock) is deleted.

(e) The definition of “Trading Day” in Section 3 of Exhibit C of the Preferred Stock Purchase Agreement (Form of Certificate of Designation of Series A Convertible Preferred Stock) is hereby amended and restated in its entirety as follows:

““Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (formerly OTC Markets Inc.) (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.”

(f) Section 3 of Exhibit C of the Preferred Stock Purchase Agreement (Form of Certificate of Designation of Series A Convertible Preferred Stock) is hereby amended by inserting the definition “10-Day VWAP” in proper alphabetical order.

““10-Day VWAP” means the volume weighted average price of the Common Stock in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices) for the ten (10) consecutive full Trading Days prior to and including such determination date.”

(g) Section 3 of Exhibit C of the Preferred Stock Purchase Agreement (Form of Certificate of Designation of Series A Convertible Preferred Stock) is hereby amended by inserting the definition “Principal Trading Market” in proper alphabetical order.

““Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of the Preferred Stock Purchase Agreement, shall be the NYSE.”

(h) Section 3 of Exhibit C of the Preferred Stock Purchase Agreement (Form of Certificate of Designation of Series A Convertible Preferred Stock) is hereby amended by inserting the definition “Trading Market” in proper alphabetical order.

““Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.”

3. Amendment of Section 6.2(d) of the Preferred Stock Purchase Agreement. The Parties agree that Section 6.2(d) of the Preferred Stock Purchase Agreement is hereby amended and restated in its entirety by deleting the following paragraph:

“TUM 2 Final Investment Decision. The Company shall have proceeded with its final investment decision with regard to the TUM 2 facility.”

and replacing it with the following paragraph:

“No Going Concern Qualification. The most recent financial statements files with the SEC do not include a qualification that material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern.”

4. Amendment of Section 2.1(b) of the Preferred Stock Purchase Agreement. The Parties agree that Section 2.1(b) of the Preferred Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

“Second Tranche. Following the completion of the First Tranche and subject to the terms of this Agreement, upon subsequent mutual agreement of the Parties in writing (each in their sole discretion) to issue and sell to the Purchasers, and for Purchasers to subscribe for an additional 5 million shares of Series A Preferred Stock (the “Second Tranche Option”), the Company shall issue and sell to the Purchasers an additional 5 million shares of Series A Preferred Stock and each Purchaser agrees to purchase from the Company, the additional number of shares of Series A Preferred Stock set out against their name in Schedule I, free and clear of all Encumbrances at the Second Tranche Closing (the “Second Tranche”). The Purchasers shall have the right, upon providing at least five (5) Business Days’ notice to the Company, to reallocate amongst themselves the Series A Preferred Stock to be issued pursuant to the exercise of the Second Tranche Option.”

5. Amendment of Section 2.5 of the Preferred Stock Purchase Agreement. The Parties agree that the first sentence of Section 2.5 of the Preferred Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

“At the Second Tranche Closing, if any, the Purchasers and the Company (as applicable) shall take or cause to be taken the following actions (“Second Tranche Closing Actions”):”

6. Amendment of Section 5.7 of the Preferred Stock Purchase Agreement. The Parties Agree that Section 5.7 of the Preferred Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

“In the event that between the date of this Agreement and one year following the Second Tranche Closing Date, if any, the Company has issued any shares of preferred stock with a conversion price for converting into shares of Common Stock that is lower than the conversion price set out in the Certificate of Designation and that would otherwise be applicable to the Second Tranche (such lower conversion price being referred to as the “Lower Conversion Price”), the Company shall make such amendment as is necessary to the terms of the Second Tranche so that the conversion price applicable to the Second Tranche is no higher than the Lower Conversion Price. In no event shall the Lower Conversion Price be below $1.05.”

7. Amendment of Section 5 of the Preferred Stock Purchase Agreement. The Parties agree that Section 5 of the Preferred Stock Purchase Agreement is hereby amended by adding the following paragraph as Section 5.9:

“Issuance of Penny Warrants. If the Second Tranche Closing does not occur by December 31, 2026, the Company shall promptly (and in all events within 7 days) issue to Purchasers an aggregate 3,500,000 warrants of the Company exercisable for 3,500,000 shares of Common Stock at a purchase price of $0.01 per share (the “Warrants”). Subject to reasonable and customary terms and conditions, the Warrants shall be exercisable, in whole and not in part, commencing from the date of issuance of such warrants and ending on the three-year anniversary of the issuance of such Warrants. The Warrants shall provide that at the Purchasers’ option, the Company shall settle the exercise of the Warrants on a cashless basis on reasonable and customary terms. The Common Stock for which the Warrants are exercisable shall be deemed to be Registrable Securities under this Agreement such that, inter alia, they shall be registered for resale in accordance with Section 5.6 hereof.”

8. Amendment of Section 6.2 of the Preferred Stock Purchase Agreement. The Parties agree that the lead in paragraph of Section 6.2 of the Preferred Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

“If the Second Tranche Option is exercised, the obligations of the Purchasers to consummate the Second Tranche and the related transactions thereto pursuant to this Agreement on the Second Tranche Closing Date shall be subject to the satisfaction at or prior to the Second Tranche Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Purchasers:”

9. Continued Validity of the Preferred Stock Purchase Agreement. Except as specifically set forth herein, the Preferred Stock Purchase Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.

10. Affirmations. Each party hereto hereby (a) ratifies and affirms all the provisions of the Preferred Stock Purchase Agreement and (b) agrees that the terms and conditions of the Preferred Stock Purchase Agreement (as amended and supplemented hereby) shall continue in full force and effect as amended hereby and that all of its obligations thereunder are valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any other documents or instruments executed in connection herewith.

11. Integration. This Amendment constitutes the sole agreement of the Parties with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto. From and after the date hereof, all references in the Preferred Stock Purchase Agreement modified hereby or in connection herewith shall be deemed to be references to the Preferred Stock Purchase Agreement modified in connection herewith as modified hereby or thereby.

12. No Novation. This Amendment shall not constitute a termination of the Preferred Stock Purchase Agreement amended or amended and restated in connection herewith, nor a novation of any obligations owing to any Purchaser under the Preferred Stock Purchase Agreement.

13. General Provisions. The provisions of Section 9 of the Preferred Stock Purchase Agreement shall apply mutatis mutandis to this Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 3 to the Convertible Series A Preferred Stock Purchase Agreement as of the date first written above.

T1 ENERGY INC.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 3 to Convertible Series A Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to the Convertible Series A Preferred Stock Purchase Agreement as of the date first written above.

PURCHASERS

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	CFO

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	CFO

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	CFO

[Signature Page to Amendment No. 3 to the Convertible Series A Preferred Stock Purchase Agreement]

PURCHASERS (CONTINUED)

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	CFO

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	CFO

[Signature Page to Amendment No. 3 to the Convertible Series A Preferred Stock Purchase Agreement]